UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 9, 2012 (July 9, 2012)
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1362

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement
            On July 9, 2012, we signed a new Asset Purchase Agreement (APA) for the proposed purchase of the 12-plex located at 162 River Road in Lisbon, CT.  The new APA replaces a previously terminated version (originally dated February 13, 2012) and incorporates the provisions of the prior agreement with several new provisions, including an acquisition closing date on or before September 15, 2012 and a $50,000 non-refundable payment by the buyer to the seller which will be applied to the purchase price at closing.  Digiplex’s obligation to purchase Lisbon Cinema is subject to its securing adequate financing.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.6	Asset Purchase Agreement dated as of February 13, 2012, by and between LisbonTheaters, Inc., Daniel C. O’Neil, Timothy M. O’Neil, and DC Lisbon Cinema, LLC.

2.7	Asset Purchase Agreement dated as of July 9, 2012, by and between LisbonTheaters, Inc., Daniel C. O’Neil, Timothy M. O’Neil, and DC Lisbon Cinema, LLC.

99.1	Press Release dated July 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL CINEMA DESTINATIONS CORP. (Registrant)

Date: July 9, 2012	By:	/s/ Brian Pflug
	Name:	Brian Pflug
	Title:	Chief Financial Officer and Principal Accounting Officer